Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Thomas R. Stanton and Roger D. Shannon, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of ADTRAN, Inc. for the fiscal year ended December 31, 2016 and any and all amendments thereto, and other documents in connection therewith and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and the NASDAQ Global Select Market, Inc., granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This 24th day of February 2017

/s/ H. Fenwick Huss
H. Fenwick Huss
Director

/s/ William L. Marks
William L. Marks
Director

/s/ Anthony Melone
Anthony Melone
Director

/s/ Balan Nair
Balan Nair
Director

/s/ Jacqueline H. Rice
Jacqueline H. Rice
Director

/s/ Kathryn A. Walker
Kathryn A. Walker
Director